Exhibit 23.2


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders
DigitalThink, Inc.

We consent to the incorporation by reference in DigitalThink, Inc. and subsidiaries Registration Statement Nos. 333-43284, 333-56770, 333-68384 and 333-86732 on Form S-8, and Registration Statement Nos. 333-59434 and 333-73110 on Form S-3 of our report dated April 23, 2002 (August 12, 2002 as to Note 14) appearing in this Form 10-K/A of the Company for the year ended March 31, 2002.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 28, 2002